Exhibit 99.2

Amran/Narayan Group

Condensed Combined Financial Statements (Unaudited)

As of and for the Six Months Ended June 30, 2024

Index

Page

Condensed Combined Financial Statements

Condensed Combined Balance Sheets	1

Condensed Combined Statement of Operations and Comprehensive Income	2

Condensed Combined Statement of Changes in Invested Equity	3

Condensed Combined Statement of Cash Flows	4

Notes to Condensed Combined Financial Statements	5

Amran/Narayan Group

Condensed Combined Balance Sheets (Unaudited)

As of June 30, 2024 and December 31, 2023 (in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$27,128	$23,353
Trade accounts receivable, net	24,582	19,556
Inventories	11,885	11,699
Prepaid expenses and other current assets	4,191	2,948
Total current assets	67,786	57,556

Property and equipment, net	1,066	804
Operating lease right-of-use assets, net	1,567	370
Operating lease right-of-use assets, net - related party	1,403	1,473
Deferred tax assets, net	257	2,833
Other long-term assets	442	453
Total assets	$72,521	$63,489

Liabilities and invested equity
Current liabilities:
Line of credit	$630	$364
Accounts payable	4,915	5,608
Accrued liabilities	1,206	1,079
Contract liabilities	146	142
Operating lease current liabilities	410	201
Operating lease current liabilities - related party	274	223
Income taxes payable	961	1,716
Other current liabilities	128	69
Total current liabilities	8,670	9,402

Operating lease long-term liabilities	1,157	226
Operating lease long-term liabilities - related party	1,148	1,266
Total liabilities	10,975	10,894

Commitments and contingencies (Note 8)

Invested equity
Net investment	3,459	3,459
Retained earnings	58,387	49,333
Accumulated other comprehensive loss	(300)	(197)
Total invested equity	61,546	52,595
Total liabilities and invested equity	$72,521	$63,489

The accompanying notes are an integral part of these condensed combined financial statements.

Amran/Narayan Group

Condensed Combined Statement of Operations and Comprehensive Income (Unaudited)

For the Six Months Ended June 30, 2024 (in thousands)

Sales	$51,893
Cost of sales	25,228
Selling, general and administrative expenses	5,642
Income from operations	21,023
Other non-operating income, net	(350)
Income before income taxes	21,373

Provision for income taxes	3,599
Net income	17,774

Other comprehensive loss:
Foreign currency translation adjustment	(103)
Total other comprehensive loss	(103)
Total comprehensive income	$17,671

The accompanying notes are an integral part of these condensed combined financial statements.

Amran/Narayan Group

Condensed Combined Statement of Changes in Invested Equity (Unaudited)

For the Six Months Ended June 30, 2024 (in thousands)

	Net Investment	Retained Earnings	Accumulated Other Comprehensive Loss	Total Invested Equity

Balances at December 31, 2023	$3,459	$49,333	$(197)	$52,595
Net income	-	17,774	-	17,774
Distributions to investors	-	(8,720)	-	(8,720)
Other comprehensive loss	-	-	(103)	(103)
Balances at June 30, 2024	$3,459	$58,387	$(300)	$61,546

The accompanying notes are an integral part of these condensed combined financial statements.

Amran/Narayan Group

Condensed Combined Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2024 (in thousands)

Cash flows from operating activities
Net income	$17,774
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	157
Amortization of right-of-use assets	351
Allowance for credit losses	312
Deferred income taxes	1,381
Changes in operating assets and liabilities:
Trade accounts receivable, net	(5,392)
Inventories	(200)
Prepaid expenses and other current assets	(2,497)
Other assets	1,201
Accounts payable	(673)
Accrued liabilities	284
Contract liabilities	4
Income taxes payable and other current liabilities	399
Operating lease liabilities	(407)
Net cash provided by operating activities	12,694

Cash flows from investing activities
Purchases of property and equipment	(422)
Net cash used in investing activities	(422)

Cash flows from financing activities
Bank overdraft	154
Short-term borrowings	115
Payments on short-term borrowings	(2)
Distributions to investors	(8,720)
Net cash used in financing activities	(8,453)

Effect of exchange rate changes on cash and cash equivalents	(44)
Net increase in cash and cash equivalents	3,775
Cash and cash equivalents at beginning of period	23,353
Cash and cash equivalents at end of period	$27,128

Noncash investing and financing activities
ROU assets obtained in exchange for new operating lease liabilities	$1,410

The accompanying notes are an integral part of these condensed combined financial statements.

Amran/Narayan Group
Notes to Condensed Combined Financial Statements (Unaudited)
June 30, 2024 (USD in thousands unless otherwise stated)

1.	Description of Business

The accompanying combined financial statements present the combined assets, liabilities, revenues and expenses of Amran LLC (“Amran”), a Texas limited liability company based in Sugarland, Texas, and Narayan Powertech Private Limited (“Narayan”) based in Gujarat, India, as well as these entities’ joint venture Amtran Magnetics Private Limited (“AMPL”) also based in Gujarat, India, (collectively the “Amran/Narayan Group”, hereinafter referred to as “we”, “us”, “our”, “Business”, or the “Acquired Businesses”). The entities comprising the Amran/Narayan Group are under common management and controlled by members or affiliates of the Shah Family.

Amran/Narayan Group is engaged in the business of manufacturing low and medium voltage instrument transformers with manufacturing facilities in the United States and India. Our products are distributed throughout the world to over fifty countries.

2.	Basis of Presentation

The accompanying combined financial statements are presented in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding interim financial reporting. The information at June 30, 2024 and the results of the Amran/Narayan Group’s operations for the six months ended June 30, 2024 are unaudited. They are derived from the separate financial statements and accounting records of Amran and Narayan along with their jointly owned subsidiary AMPL using the historical results of operations and historical cost basis of the assets and liabilities of each entity. For the six months ended June 30, 2024 and as of December 31, 2024, each entity operated separately and stand-alone financial statements historically have been prepared by entity. These financial statements have been prepared on a combined basis, as they are under common management.

Management believes the unaudited condensed combined financial statements contain all necessary adjustments, of a normal recurring nature, to state fairly, in all material respects, Amran/Narayan Group’s financial position, results of operations and cash flows for the interim period presented. These unaudited condensed financial statements and notes hereto should be read in conjunction with the audited financial statements of the Amran/Narayan Group and notes thereto included elsewhere herein. There were no material changes to Amran/Narayan Group’s significant accounting policies and estimates during the six months ended June 30, 2024. The results of operations for the interim period presented are not necessarily indicative of results to be expected for any other interim period or for the year as a whole. The accompanying condensed combined financial statements present only the historical financial information of the economic activities that comprise the Amran/Narayan Group business (“Combined Companies”). All intercompany transactions within the Business have been eliminated within the condensed combined financial statements.

Invested Equity

Invested equity represents the controlling members’ interest in the recorded net assets of the Business, the cumulative net investment by the controlling members in the Business through the periods presented, and includes the Business' cumulative operating results. All transactions between the Business and the controlling members are considered to be effectively settled through invested equity at the time the transactions are recorded.

Amran/Narayan Group
Notes to Condensed Combined Financial Statements (Unaudited)
June 30, 2024 (USD in thousands unless otherwise stated)

3.	Summary of Significant Accounting Policies

Accounting Estimates and Assumptions

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and the disclosure of assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. On an ongoing basis, management evaluates these estimates, including those related to provisions for credit losses, inventory, income taxes, and the recoverability of long-lived assets. Management bases these estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. These estimates are inherently subject to judgment and actual results could differ from those estimates.

Foreign Currency

The functional currency of Narayan and AMPL’s operations is the local currency which is the Indian rupee. Assets and liabilities of these foreign operations are translated into U.S. Dollars, the reporting currency, using period-end exchange rates. Revenues and expenses of these operations are translated using monthly average exchange rates. The resulting translation adjustment is reported as a component of comprehensive income (loss) in the Condensed Combined Statement of Operations and Comprehensive Income. Gains and losses from foreign currency transactions are included in results of operations and were not material for the period presented.

Revenue Recognition

Revenue is measured as the amount of consideration the Combined Companies expect to be entitled to in exchange for transferring goods or providing services. Customer payment terms are typically less than one year and as such, transaction prices are not adjusted for the effects of a significant financing component. Standalone selling prices for each performance obligation are generally stated in the contract. Variable consideration in the form of volume rebates is estimated based on contract terms and historical experience of actual results limited to the amount which is probable will not result in reversal of cumulative revenue recognized when the variable consideration is resolved. Sales and other taxes we collect concurrent with revenue-producing activities are excluded from revenue.

Contracts with customers are either a purchase order or sales order. A performance obligation is considered an individual unit sold. Prices negotiated with each individual customer are representative of the stand-alone selling price of the product. The Combined Companies typically satisfy the performance obligation at a point in time when control is transferred to customers. The point in time when control of goods is transferred is largely dependent on delivery terms.

Contract liabilities relate primarily to prepayments received from the Combined Companies’ customers before revenue is recognized and from volume rebates to customers. These amounts are included in other current liabilities in the Condensed Combined Balance Sheets. The Combined Companies do not have any material contract assets.

Amran/Narayan Group
Notes to Condensed Combined Financial Statements (Unaudited)
June 30, 2024 (USD in thousands unless otherwise stated)

Cost of Sales and Selling, General and Administrative Expenses

The Combined Companies include expenses in either cost of sales or selling, general and administrative expenses based upon the functional classification of the expenses. Cost of sales includes expenses associated with the acquisition, inspection, manufacturing and receiving of materials for use in the manufacturing process. These costs include inbound freight charges, purchasing and receiving costs, inspection costs, internal transfer costs as well as depreciation, amortization, wages, benefits and other costs that are incurred directly or indirectly to support the manufacturing process. Selling, general and administrative includes expenses associated with the distribution of our products, sales effort, administration costs and other costs that are not incurred to support the manufacturing process. We record distribution costs associated with the sale of inventory as a component of selling, general and administrative expenses in the Condensed Combined Statement of Operations and Comprehensive Income. These expenses include warehousing costs, outbound freight charges and costs associated with salaried distribution personnel.

Cash and Cash Equivalents

The Combined Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include cash or deposits with financial institutions and deposits in highly liquid money market securities. Deposits with financial institutions in the U.S. are insured by the Federal Deposit Insurance Corporation up to certain defined limits. Bank deposits at times may exceed federally insured limits.

Accounts Receivable, net

All trade account receivables are reported at the amount we ultimately expect to collect from the customer, net of allowances for expected credit losses. The allowances for expected credit losses represent management’s best estimate of the credit losses expected from our trade accounts receivable over the life of the underlying assets. Assets with similar risk characteristics are pooled together for determination of their current expected credit losses. We regularly perform detailed reviews of our pooled assets to evaluate the collectability of receivables based on a combination of past, current, and future financial and qualitative factors that may affect customers’ ability to pay. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations, a specific reserve is recorded against amounts due to reduce the recognized receivable to the amount reasonably expected to be collected. We recorded $1,426 as an allowance for credit losses as of June 30, 2024, which represents an increase of $312 from the balance at December 31, 2023, due to additional provisions for credit losses during the six months ended June 30, 2024. Recoveries on bad debts for the period were not material.

Inventories

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis or net realizable value. Inventory quantities on hand are reviewed regularly, and write downs are made for obsolete, slow moving, and non-saleable inventory, based primarily on management’s forecast of customer demand for those products in inventory.

Marketable Securities

Marketable securities consist of investments in securities, mutual funds and corporate bonds. The securities are designated as available for sale and carried at fair value with the realized and unrealized gains and losses included in the Condensed Combined Statement of Operations and Comprehensive Income. If any adjustment to fair value reflects a decline in the value of the investment that the Combined Company considers to be "other than temporary", the Combined Companies reduce the investment to fair value through a charge to the Condensed Combined Statement of Operations and Comprehensive Income. No such adjustments were necessary during the periods presented. The balance of marketable securities as of June 30, 2024, was approximately $71.

Amran/Narayan Group
Notes to Condensed Combined Financial Statements (Unaudited)
June 30, 2024 (USD in thousands unless otherwise stated)

Leases

Our lease portfolio primarily consists of office, warehouse, and equipment leases. We determine if an arrangement is a lease at inception. Right-of-use assets (“ROU”) represent the right to use the underlying assets for the lease term, and the lease liabilities represent the obligation to make lease payments arising from the leases. ROU assets and lease liabilities are recognized at commencement date based on the present value of future lease payments over the lease term, which includes only payments that are fixed and determinable at the time of commencement. As our operating leases do not generally provide an implicit rate, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate for a lease is the rate of interest we would have to pay on a collateralized basis to borrow an amount equal to the lease payments in the same currency, for a similar term, in a similar economic environment. Lease payments included in the measurement of the operating lease ROU assets and lease liabilities are comprised of fixed payments, variable payments that depend on an index or rate, and the exercise price of a lessee option to purchase the underlying asset if the lessee is reasonably certain to exercise. Several of our leases are with Narayanshree Infrastructure LLP (“Narayanshree”), an entity controlled by certain Narayan shareholders, and directly with Narayan shareholders.

We have elected not to recognize operating lease ROU assets and lease liabilities for all short-term leases (leases with an initial lease term of 12 months or less). We recognize the lease payments associated with short-term leases as an expense over the lease term. Options to renew a lease are not included in our assessment unless there is reasonable certainty that the options will be renewed.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. A summary of the lives used for computing depreciation is as follows:

Production and warehouse equipment (in years)	3	-	15
Leasehold improvements (in years)	4
Furniture and equipment (in years)	3	-	10

Maintenance and repairs that do not extend the economic life of the asset are expensed as incurred. Expenditures for major improvements and additions are capitalized.

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment and lease ROU assets, to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. In assessing long-lived assets for impairment, assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability is measured by a comparison of the carrying amount of an asset group to the undiscounted future net cash flows expected to be generated by the asset group. If estimated future undiscounted cash flows are not sufficient to recover the carrying value of the assets, impairment is measured by comparing the carrying amount of the assets to the estimated fair value, obtained through appraisal or market quotations, or discounted future net cash flow estimates. We did not recognize any long-lived asset impairments during the six months ended June 30, 2024.

Income Taxes

Amran is subject to flow-through treatment for federal income tax purposes as a qualified subchapter S subsidiary of an S-Corporation. As an S-Corporation, generally taxable income, deductions and credits flow directly to Amran’s shareholders. Amran is subject to the Texas Margin Tax, which is accrued and included in income tax expense. The Amran/Narayan Group is also subject to income taxes related to its operations in India.

Amran/Narayan Group
Notes to Condensed Combined Financial Statements (Unaudited)
June 30, 2024 (USD in thousands unless otherwise stated)

We account for uncertainty in income taxes recognized on our condensed combined financial statements in accordance with the accounting guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. We assess whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position and adjust the unrecognized tax benefits in light of changes in facts and circumstances, such as changes in tax law, interactions with taxing authorities and developments in case law.

Concentration of Credit Risk

The Combined Companies are subject to credit risk in the normal course of business primarily through trade receivables. Historically, the losses related to credit risk have not been material as we regularly monitor our credit risk to mitigate losses. We evaluate the creditworthiness of our customers prior to and throughout the life of the customer relationship. As of June 30, 2024, one customer accounted for 13.5% of total accounts receivable. No customers accounted for more than 10% of revenues in the period presented.

Fair Value Accounting

Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date.

The guidance establishes a framework for measuring fair value, which utilizes observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect management’s market assumptions. Preference is given to observable inputs. These two types of inputs create the following three-level fair value hierarchy:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for an identical asset or liability in an active market.

Level 2 - Inputs to the valuation methodology include quoted prices for a similar asset or liability in an active market or model-derived valuations in which all significant inputs are observable for substantially the full term of the asset or liability.

Level 3 - Unobservable inputs based upon management’s best estimate of what market participants would use in pricing the asset or liability.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement of assets and liabilities being measured within the fair value hierarchy.

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these instruments.

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU 2023- 09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures. This ASU is expected to enhance the transparency and decision usefulness of income tax disclosures by requiring public business entities on an annual basis to disclose specific categories in the rate reconciliation, additional information for reconciling items that meet a quantitative threshold, and certain information about income taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024. The amendments in this ASU are required to be applied on a prospective basis and retrospective adoption is permitted. The Combined Companies are currently evaluating the effect of adopting this new accounting guidance, which would be applicable to fiscal year 2026.

Amran/Narayan Group
Notes to Condensed Combined Financial Statements (Unaudited)
June 30, 2024 (USD in thousands unless otherwise stated)

4.	Revenue From Contracts with Customers

Revenue is derived from the sale of instrument transformers, which is recognized at a point in time.

Disaggregation of Revenue from Contracts with Customers

The following table presents revenue disaggregated by geography based on the location of the customer’s operations for the six months ended June 30, 2024:

United States	$30,274
Asia Pacific	10,169
EMEA (1)	9,226
Other Americas	2,224
Total revenues	$51,893

(1) EMEA consists primarily of Europe, Middle East and South Africa.

Contract Liabilities

Contract liabilities consist of payments received from customers, or such consideration that is contractually due, in advance of providing the product such that control has not passed to the customer. Advance payments from customers are expected to be recognized as revenue within 12 months. At December 31, 2023, contract liabilities were $142, of which all was recognized into revenue during the reporting period. At June 30, 2024, contract liabilities were $146 and are included separately as a current liability in the Condensed Combined Balance Sheets.

Amran/Narayan Group
Notes to Condensed Combined Financial Statements (Unaudited)
June 30, 2024 (USD in thousands unless otherwise stated)

5.	Inventories

Inventories consisted of the following:

	June 30, 2024	December 31, 2023

Raw materials	$5,811	$4,323
Work-in-process	586	322
Finished goods	5,488	7,054
Total inventories	$11,885	$11,699

6.	Debt

At June 30, 2024 and December 31, 2023, we had borrowings outstanding under a cash credit agreement with Union Bank of India (“UBI”). The arrangement is a collateralized operational cash account, with the additional ability to make credit draws or overdrafts in excess of fixed deposits if additional capital is needed up to the borrowing limit. Any credit draws or overdrafts are collateralized by Narayan’s inventory and trade receivables less than 90 days aged, which have a carrying value of approximately $20,317 and $15,786 as of June 30, 2024 and December 31, 2023, respectively.

At June 30, 2024 and December 31, 2023, the total cash credit limit available is approximately $850. The outstanding balance on the cash clearing portion of the line was $517 and $364 at June 30, 2024 and December 31, 2023, respectively, which is included in current liabilities in the Condensed Combined Balance Sheets. The applicable borrowing rate of the facilities is EBLR (“External Benchmark Lending Rate”) plus a margin of .6%.

At June 30, 2024 and December 31, 2023, we had a letter of credit facility open with HDFC Bank. The agreement has a total credit limit of approximately $960 at June 30, 2024 and December 31, 2023. The facility is secured by Narayan’s current assets, and the applicable interest rate is 9%. There were no borrowings or repayments during the year, and there were no outstanding balances associated with this facility as of June 30, 2024 or December 31, 2023.

In April 2024, AMPL entered into an additional financing agreement related to a vehicle purchase with Mercedes Benz Financial Services. The initial term loan was approximately $115 with an applicable interest rate of approximately 10%. The outstanding balance as of June 30, 2024 was $113, and the loan was paid in full subsequent to the end of the reporting period.

7.	Income Taxes

The Combined Company's effective tax rate for the six months ended June 30, 2024 was 16.8%. Changes in the effective tax rates from period to period may be significant as they depend on many factors including, but not limited to, the amount of our income or loss, the mix of income earned in the U.S. versus outside the U.S., the effective tax rate in each of the countries in which we earn income, and any one-time tax issues which occur during the period.

Amran/Narayan Group
Notes to Condensed Combined Financial Statements (Unaudited)
June 30, 2024 (USD in thousands unless otherwise stated)

The income tax provision for the six months ended June 30, 2024 was impacted by the following items: (i) a tax provision of $1,300 due to the mix of income in various jurisdictions and (ii) tax effect of $2,200 related to the impact of the S-Corporation structure.

8.	Commitments and Contingencies

The Combined Companies are subject to various legal proceedings and claims arising in the normal course of its business. In the opinion of management, the amount of the ultimate liability, if any, with respect to these lawsuits and claims will not have a material effect on the Condensed Combined Financial Statements.

9.	Concentration Risk

The Combined Companies’ purchases from two vendors as a percentage of total purchases were approximately 13% and 11%, respectively, for the six months ended June 30, 2024. As of June 30, 2024, amounts due to these vendors included in accounts payable were $957 and $49, respectively. As of December 31, 2023, amounts due to these vendors included in accounts payable were $148 and $0, respectively.

10.	Related Parties

The principal related parties with which the Combined Companies had transactions during the six months ended June 30, 2024 are as follows:

Names of Related Parties	Relationship with the Combined Companies

Narayan Epoxy Components Private Limited	Entity controlled by shareholders of Narayan

Gujarat Plug In Devices Private Limited	Narayan shareholders have significant ownership interest

Narayanshree Infrastructure LLP	Partners are shareholders of Narayan

Narayan Shareholders	Lessors of certain real property

The Combined Companies had the following significant related party transactions with the above entities for the six months ended June 30, 2024:

Narayan Epoxy Components Private Limited - purchases of resin cast insulators and bushings	$1,653
Gujarat Plug In Devices Private Limited - purchases of magnetic components	15
Narayanshree Infrastructure LLP - property rentals	179
Narayan shareholders - property rentals	36

At June 30, 2024, $61 is due from and $449 is due to the above related parties which amounts are included in accounts receivable and accounts payable, respectively, in the Condensed Combined Balance Sheets. At December 31, 2023, $390 is due from and $247 is due to the above related parties which amounts are included in accounts receivable and accounts payable, respectively, in the Condensed Combined Balance Sheets.

Amran/Narayan Group
Notes to Condensed Combined Financial Statements (Unaudited)
June 30, 2024 (USD in thousands unless otherwise stated)

11.	Subsequent Events

In preparing these financial statements, the Combined Companies have evaluated events and transactions for potential recognition or disclosure through January 13, 2025, the date the financial statements were available to be issued.

On October 28, 2024, Standex International Corporation (“Standex”) acquired 100% of the outstanding membership interest in Amran LLC (“Amran”) pursuant to a Securities Purchase Agreement (the “Amran Purchase Agreement”) in consideration for an aggregate $180,360 (the “Amran Consideration”), consisting of $153,270 in cash consideration and 152,299 shares of Standex common stock valued at $27,090 ($177.87/share), subject to customary closing adjustments.

Also on October 28, 2024, Standex, through its wholly owned subsidiary, Mold-Tech Singapore PTE LTD (“Mold-Tech Singapore”), acquired 90.1% of the capital stock of Narayan Powertech Private Limited (“Narayan”) pursuant to a Securities Purchase Agreement (the “Narayan Purchase Agreement”) for an aggregate cash payment of $261,583, subject to customary closing adjustments. Subject to receipt of regulatory approval from the Reserve Bank of India (“RBI”), Mold-Tech Singapore will acquire the remaining 9.9% of the capital stock of Narayan in a second closing, in consideration for shares of Standex common stock to be valued at $27,906.